UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2022

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA 90232

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

MedMen Enterprises Inc. (the “Company”) held its annual and special meeting of shareholders on April 20, 2022 (the “Meeting”) to consider and vote upon the following proposals: (1) to set the number of directors of the Company for the ensuing year at five, subject to permitted increases under the articles of the Company or otherwise; (2) to elect the directors to serve for the ensuing year; (3) to approve an amendment to the MedMen Enterprises Inc. 2018 Stock and Incentive Plan to set the amount reserved for future issuance under the plan to 200,000,000 Class B Subordinate Voting Shares plus all shares underlying outstanding awards as of April 1, 2021, the effective date of the approval by the board of directors; and (4) to appoint MNP LLP as the auditors of the Company for the ensuing year and to authorize the board of directors of the Company to fix their remuneration. As of the record date of March 4, 2022, there were a total of 1,208,249,218 Class B Subordinate Voting Shares (“Shares”) issued and outstanding. There were a total of 79 shareholders representing an aggregate of 295,582,753 Shares present in person or by proxy at the Meeting, constituting a quorum. With the exception of Proposal 3, all matters submitted to a vote of the Company’s shareholders at the Meeting were approved and the director nominees were elected. The final voting results on each of the matters submitted to a vote of shareholders were as follows:

Proposal 1 - Set Number of Directors: To set the number of directors of the Company for the ensuing year at five, subject to permitted increases under the articles of the Company or otherwise. Based on votes cast, the proposal was approved by a vote of shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,899,734	8,322,147	4,197,641	225,163,231

Proposal 2 - Election of Directors: To elect a Board of Directors to serve for the ensuing year. There were five nominees for the Company’s board of directors. Each of the five nominees listed below were elected to serve on the board of directors until the Company’s next annual meeting of stockholders or unless they resign prior thereto or are removed by the Company’s shareholders. Based on votes cast, the voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Serruya	58,555,840	11,863,682	225,163,231
Ed Record	59,637,365	10,782,157	225,163,231
Melvin Elias	59,903,454	10,516,068	225,163,231
David Hsu	60,262,335	10,157,187	225,163,231
Cameron Smith	59,876,427	10,543,095	225,163,231

Proposal 3 - Approve of Amendment to the 2018 Stock and Incentive Plan: To approve an amendment to the MedMen Enterprises Inc. 2018 Stock and Incentive Plan to set the amount reserved for future issuance under the plan to 200,000,000 Class B Subordinate Voting Shares plus all shares underlying outstanding awards as of April 1, 2021, the effective date of the approval by the board of directors. The information set forth in Item 8.01 of this Current Report is incorporated into this Item 5.07 by reference.

Proposal 4 - Appointment of Auditors: to appoint MNP LLP as the auditors of the Company for the ensuing year and to authorize the board of directors of the Company to fix their remuneration. Based on votes cast, the proposal was approved by a vote of shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
264,061,170	29,576,308	1,945,275	N/A

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Item 7.01 Regulation FD Disclosure.

On April 26, 2022, the Company issued a press release regarding the adjournment of the Meeting solely with respect to Proposal 3. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is furnished and incorporated into this Item 7.01 by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

With respect to Proposal 3 regarding approval of an amendment to the MedMen Enterprises Inc. 2018 Stock and Incentive Plan to set the amount reserved for future issuance under the plan to 200,000,000 Class B Subordinate Voting Shares plus all shares underlying outstanding awards as of April 1, 2021, the Meeting was adjourned to May 19, 2022, at 9:00 a.m. Pacific Time. The adjourned Meeting will resume as a virtual meeting held via live audio webcast on the Internet at web.lumiagm.com/243159945. The purpose of the adjournment is to allow additional time for the Company’s shareholders to vote on Proposal 3.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated April 26, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022	MEDMEN ENTERPRISES INC

/s/ Ana Bowman
	By:	Ana Bowman
	Its:	Chief Financial Officer

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